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                                                                   EXHIBIT 10.10
                               OPEN MARKET, INC.

                            DISTRIBUTION AGREEMENT

          This Distribution  Agreement (the "Agreement") is made as of June 1997
                                             ---------
(the "Effective Date"), by and between Open Market, Inc., having its principal
      --------------
place of business at 245 First Street, Cambridge, Massachusetts USA 02142 ("OPEN MARKET") and Satyam Infoway Private Limited, whose offices are located at 35, Velachery Road, Little Mount, Chennai, 600-015 India ("Distributor").
                                                       -----------
RECITALS

          OPEN MARKET has developed and owns all rights in software products and related services which provide solutions for doing business over the Internet, including the Software and the Services; and

          Distributor desires to be appointed a distributor of the Software and Services in the Territory pursuant to the terms and conditions of this Agreement.
          In consideration of the mutual covenants and Agreements herein contained, OPEN MARKET and Distributor hereby agree as follows:

1.   DEFINITIONS.

          All capitalized or abbreviated terms in this Agreement shall have the meaning set forth in this Section I or elsewhere in this Agreement and each definition shall apply to the singular or plural form of its defined term as the context requires.

     1.1  Software.  The term "Software" means (i) the object code versions of
          --------             --------
the computer programs listed on Exhibit A together with (ii) the object code versions of any enhancements, improvements, new releases and other modifications to such computer programs provided to Distributor pursuant to the terms of this Agreement, including without limitation the Localized Software. OPEN MARKET shall have the right to add to or discontinue any or all of the computer programs comprising the Software, but only upon sixty (60) days prior written notice, via fax or letter, to Distributor.

     1.2  Services.  The term "Services" means those service offerings more
          --------             --------
specifically described on Exhibit D.  There are two types of Services which
                          ---------
Distributor may offer hereunder: (i) service contracts administered by OPEN MARKET, if and when such Services are available in the Territory ("OPEN MARKET
                                                                   -----------
Services") or (ii) service contracts administered by Distributor under which
--------
OPEN MARKET will provide level three back-up support to Distributor ("Distributor Services").

     1.3  Documentation.  The term "Documentation" means the OPEN MARKET user
          -------------             -------------
manuals and related documentation prepared for end-users of the Software.

     1.4  Territory.  The term "Territory" means the geographic areas listed on
          ---------             ---------
Exhibit B.
---------

     1.5  House Accounts.  The term "House Accounts" means the existing
          --------------             --------------
customers of OPEN MARKET as of the Effective Date with facilities located in the Territory, to which Distributor shall be authorized to market and distribute the Software, only on condition that such software be purchased and physically located within the territory. All such House Accounts are designated on Exhibit
                                                                        -------
C.
-


-----------------------
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     1.6  Mandatory Provisions. The term "Mandatory Provisions" collectively
          --------------------            --------------------
means the Mandatory Customer Agreement Provisions set forth in Exhibit F and the
                                                               ---------
Mandatory Service Agreement provisions set forth in Exhibit G.
                                                    ---------

     1.7  Subdistributor. The term "Subdistributor" means any business agent,
          --------------            --------------
entity or organization authorized by Distributor to market, demonstrate, license, sublicense, sell and distribute the applicable Software in the Territory, subject to Section 2.5 of this Agreement.

2.   APPOINTMENT AS DISTRIBUTOR.

     2.1  Appointment.  (a)  Subject to the terms of this Agreement, OPEN MARKET
          -----------
hereby grants and Distributor accepts, except as to House Accounts, a non-transferable and non-exclusive right and license (subject to Section 2.1(b) below) to (i) market, demonstrate, license, sublicense, sell and distribute, both directly and indirectly through Subdistributors, the Software, Localized Software (as defined in Section 2.4), Enhanced Products (as defined in Section 2.2) and Documentation listed in Exhibit A, Section 1(a) (collectively,
                                 ---------
"Market(ing)") to end-users for delivery and installation in the Territory, and
 -----------
(ii) Market and provide the Services to end-users in the Territory.

               (a) Subject to the terms of this Agreement, OPEN MARKET hereby grants and Distributor accepts, except as to House Accounts, a non-transferable and exclusive right and license to market, demonstrate, license, sublicense, sell and distribute, both directly and indirectly through Subdistributors, the Software, Localized Software and Enhanced Products listed in Exhibit A, Section
                                                             ---------
1(b) to end-users for delivery and installation in the Territory, for a period of one (1) year from the Effective Date (the "Exclusivity Period"). Upon termination or expiration of the Exclusivity Period as provided herein, the Distributor's distribution rights with respect to the applicable Software shall be subject to the non-exclusive rights granted in Subparagraph 2.1(a) above, unless otherwise defined as per Exhibit A, 3A. The exclusivity rights granted in
                                ---------
clauses (a) and (b) shall be subject to the condition that the distributor duly achieves the target of minimum sales set forth in Ex A, 3A.

               (b) All end-users receiving the Software shall be required to enter into a legally binding customer agreement with Distributor or its authorized Subdistributor (the "Customer Agreement") containing at least the
                                ------------------
applicable Mandatory Provisions. All end-users receiving Services shall be required to enter into a legally binding service agreement (the "Service
                                                                 -------
Agreement") containing at least the applicable Mandatory Provisions. Such end-
---------
users having entered into their respective agreements are referred to collectively herein as "Customers".
                        ---------

               (c) Except as expressly provided in Section 2.1(b) with respect to the Exclusivity Period, nothing in this Agreement, expressed or implied, shall be deemed to limit OPEN MARKET's right at any time during the Term or thereafter to use, Market, make available for any purpose, or otherwise deal in -- whether directly or through other parties subject to subparagraph 2.1(b), within the Territory or elsewhere -- any Software, Documentation or any product, service, or information related thereto or derived therefrom.

               (d)  Limited Transact Test Bed Development System License Grant.
                    ----------------------------------------------------------
Upon payment by Distributor of the applicable license fees listed in Paragraph 3 of Exhibit A as and when such fees become due and subject to Section 10.3(f),
   ---------
OPEN MARKET hereby grants to Distributor a limited, non-exclusive, non-transferable license to use one (1) each of the TRANSACT, "Magellan" and Folio software product licenses as a Test Bed Development System (the "Test Bed"), in object code form only, for Distributor's internal purposes, and for no

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other purpose, except as otherwise expressly provided herein.  "Internal purposes" shall be limited to using the Test Bed for (i) internal evaluation, development, testing and prototyping and (ii) developing experience in the use and functionality of the test Bed.

          The Test Bed shall be installed by OPEN MARKET on designated computer system(s) owned by Distributor and located at designated Distributor-owned site(s) located in India (the "Site(s)"). The Test Bed may be accessed solely by OPEN MARKET and authorized employees of Distributor at the Site(s). Except for the limited rights granted to Distributor hereunder, all right, title and interest in and to the Test Bed, including, without limitation, all patent, copyright, trademark, trade secret and all other intellectual property rights, shall remain exclusively in OPEN MARKET. Distributor acknowledges and agrees that this Section 2.1(e) in no way shall be construed to provide to Distributor, or any third party, any express or implied license to use, copy or otherwise exploit the Test Bed or any portion thereof other than as specifically set forth hereunder without limiting the foregoing, Distributor may not (i) sublicense or otherwise distribute the Test Bed or any portion thereof to any third party, including any subsidiary or affiliate of Company, (ii) install the Test Bed on a computer system other than the dedicated computer system(s) described hereunder or (iii) use the Test Bed in live production for revenue generating purposes, except as otherwise expressly authorized in subparagraph 2.1(f) below. The terms and conditions pertaining to the Software in Article 7, Article 8 and
Section 103 under this Agreement shall apply to the Test Bed Support for the Test Bed shall be as provided in Exhibit D at the fees set forth in Exhibit A. The initial term of the Support Agreement shall commence upon shipment of the Test Bed to Licensee and shall continue for Fifteen (15) months thereafter. Following such initial term, annual extension terms shall be Twelve (12) months from the extension date.

               (e) Limited Commerce Service Provider License Grant. OPEN MARKET
                   -----------------------------------------------
hereby grants to Distributor a limited, non-exclusive, non-transferable license to use the Test Bed as a Commerce Service Provider ("CSP") in the Territory, in object code form, on designated computer system(s) owned by Distributor and located at designated Distributor-owned site(s) located in India. The terms and conditions pertaining to the Software in Article 7, Article 8 and Section 10.3 under this Agreement shall apply to the use of the Test Bed by Distributor as a CSP. Additional terms and conditions relating to the use of the Test Bed by Distributor as a CSP are set forth in Exhibit I.
                                      ---------

     2.2  Title and Ownership.  Distributor acknowledges that OPEN MARKET
          -------------------
retains all rights, title and interests in and to (i) the Software, Localized Software, Documentation, Promotional Items (as defined in Section 5.1), Test Bed and any proprietary materials and other information contained in or used in connection with the Services (the "Service Materials"); (ii) the intellectual
                                   -----------------
property associated with any of the foregoing items, including without limitation, all patents, copyrights, trade secrets, know-how and all other proprietary right, throughout the world; and (iii) the OPEN MARKET trade or service marks, names or symbols specified in Exhibit E (collectively, the
                                             ---------
"Marks"). Distributor shall have no express or implied right, title, or interest in any of the foregoing items or any Localized Product embodiment thereof, except as expressly set forth herein or as may be mutually agreed in writing by the parties. All Localized Software, copies, alterations or biller works relating to such Localized Software shall, to the maximum extent allowed by applicable law be (i) governed by US copyright law and (ii) deemed derivative works and/or "works made for hire" for OPEN MARKET. OPEN MARKET holds and shall retain all rights that vest in any Localized Software as a derivative work, a "work

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

made for hire", or as part of a collective work or compilation, unless otherwise mutually agreed in writing by the parties. To the extent Distributor for any reason shall acquire by operation of law or otherwise any rights therein not expressly granted to it under this Agreement, Distributor hereby irrevocably assigns all such rights to OPEN MARKET and shall, at OPEN MARKET's sole expense, execute all necessary documents to perfect such assignment to OPEN MARKET under US law and the laws of the Territory. Distributor also irrevocably waives any moral or other authorship rights in the Works; or, if such waiver is not allowed, irrevocably consents to the infringement of such rights by OPEN MARKET.

          Notwithstanding the foregoing, Distributor may develop enhanced products based on Distributor products through the use of OPEN MARKET Application Programming Interfaces ("Enhanced Products"), provided that (i) such Enhanced Products shall not perform material functionality of the Software or otherwise be competitive with the Software or the Localized Software (as defined in Section 2.4) and (ii) OPEN MARKET shall have no support obligations for such Enhanced Products to Distributor, Subdistributors, Customers or any other third party. Distributor will retain copyright for Enhanced Products so developed and shall provide support for them without OPEN MARKET's assistance. Distributor may grant to OPEN MARKET a perpetual royalty-free license to any of the foregoing Enhanced Products that Distributor may so develop hereunder under mutually agreeable terms and conditions on a case-by-case basis.

     2.3  Limited Trademark Use.  In addition, OPEN MARKET grants Distributor
          ---------------------
the non-exclusive and non-transferable license to use the Marks solely (i) during the Term, (ii) in the Territory and (iii) in connection with Distributor's Marketing of the Software pursuant to Section 2.1. Distributor acknowledges that OPEN MARKET owns all rights to the Marks. Distributor shall not during or after the Term (i) use or attempt to use or register anywhere in the world a trade or service name, mark or symbol which is identical or confusingly similar to any one of the Marks; (ii) take any action, during the Term, which could adversely affect the validity or enforceability of the Marks or OPEN MARKET's rights therein; or (iii) use or adopt any Mark or any name, design or symbol similar thereto; as part of, on, in connection with (x) Distributor's formal or informal business, private, substitute or other name or
(y) any of Distributor's designs, symbols, advertisements, products, services, letterhead, business cards or other means of identification. In addition, Distributor shall, at OPEN MARKET's request and expense, assist OPEN MARKET by executing documents or otherwise as OPEN MARKET reasonably may request, in order to register any Mark in the Territory.

     2.4  Localization.  Distributor shall perform any necessary localization of
          ------------
the Software, including but not limited to additional features, interfaces to popular payment instruments and translation of the user interface and Documentation into local languages (collectively, the "Localized Software"). OPEN MARKET will own all rights, title and interests in and to any such Localized Software, unless otherwise mutually agreed in writing. The reasonable cost and expense of such localization shall be reimbursed by OPEN MARKET to the Distributor on an actual basis, subject to OPEN MARKET's review and written approval prior to any such localization costs and expenses being incurred by Distributor.

     2.5  Appointment of Subdistributors.  Distributor may, in its sole
          ------------------------------
discretion, appoint suitable Subdistributors in the Territory, it being understood that the acts of such Subdistributors shall be at Distributor's own risk, expense and supervision. Accordingly, Distributor shall defend, indemnify and hold OPEN MARKET harmless from and against any and all claims, suits, actions, liabilities, damages, and expenses (including without limitation reasonable attorneys fees) suffered or incurred by OPEN MARKET as a result of Distributor's appointment of Such Subdistributors. Distributor shall require that each of its Subdistributors be bound by contractual

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

obligations no less restrictive than those of Distributor hereunder, including without limitation those set forth in Article 7 of this Agreement. Distributor shall be solely responsible for making all payments to OPEN MARKET hereunder.

3.   ORDERS AND PERFORMANCE.
     3.1  Orders and Shipment.

          3.1.1  For the Software. Subject to the terms hereof, Distributor
                 ----------------
shall purchase copies of the Software, Localized Software and Documentation from OPEN MARKET, and OPEN MARKET shall sell such copies of the Software, Localized Software and Documentation to Distributor for sublicensing and distribution to Customers in accordance with Section 2.1. Distributor shall place orders for copies of the Software and Documentation with OPEN MARKET by issuing a purchase order on Distributor's customary form (a copy of such form in use as of the Effective Date is attached hereto). The purchase order shall specify the following information; the quantity of the Software and Documentation ordered; the applicable version or platform; tile name and address of the prospective Customer, if known; and the desired delivery date. After its acknowledgment and acceptance of each order, which shall be at OPEN MARKET's sole discretion, OPEN MARKET shall ship such copies of the Software and Documentation to Distributor for Distributor's delivery and installation at such Customers address, subject to the requirement in Section 2.1 that the Customer receiving the Software shall execute (or otherwise enter into) a Customer Agreement. No order shall be binding upon OPEN MARKET unless acknowledged and accepted by OPEN MARKET by fax or by letter. OPEN MARKET shall promptly confirm its acceptance of an order or reject such order within three (3) business days after its receipt thereof either by fax or by letter and shall not reject an order except for reasonable business reasons. Failure to reject such order within such three (3) day period shall be deemed acceptance of the order by OPEN MARKET. The terms and conditions set forth herein shall prevail over any different or additional terms set forth in any Distributor order or other communications.

          OPEN MARKET shall be solely responsible for duplicating Products. Distributor shall provide a sales forecast to OPEN MARKET monthly.

          3.1.2  For the OPEN MARKET Services (if and when available in the
                 ----------------------------------------------------------
Territory).  Distributor shall place orders for the OPEN MARKET Services with
---------
OPEN MARKET, specifying: the name and address of the prospective Customer; the type of Service Contract ordered; the model number and version of the Software that is the subject of the Service Contract; the ordered Service Materials; and the date of installation of such Software. No such Service order shall be binding upon OPEN MARKET, unless acknowledged and accepted by OPEN MARKET by fax or by letter, and OPEN MARKET Services for accepted Service orders may only be provided subject to the requirement in Section 2.1 that the Customer receiving the OPEN MARKET Services shall execute (or otherwise enter into) a Service Agreement. OPEN MARKET shall confirm its acceptance of an order, which shall be at OPEN MARKET's sole discretion, within fifteen (15) days after its receipt of such order by fax or by letter. Failure to reject such order within such fifteen (15) day period shall be deemed acceptance of the order by OPEN MARKET.

          The terms and conditions set forth in this Section 3.1 shall prevail over any different or additional terms set forth in Distributors purchase order or other communications, including without limitation, preprinted terms and conditions and may be varied only if it is expressly agreed in writing by OPEN MARKET.

          3.1.3  Cancellation.  No confirmed order placed with OPEN MARKET may
                 ------------
be canceled by the Distributor without providing OPEN MARKET with fifteen (15) days prior written notice.

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

     3.2  Delivery.  OPEN MARKET shall use reasonable commercial efforts to
          --------
deliver the Software, Localized Software, Documentation and Service Materials by the desired delivery date. OPEN MARKET shall use commercially reasonable efforts to deliver the foregoing items within twenty (20) business days of receipt of an order and shall inform Distributor of any delivery delays. Distributor shall pay all insurance, duty and customs, and any other charges, except freight which is borne by OPEN MARKET, associated with shipment of the Software, Documentation and Service Materials.

4.   PRICES, DISCOUNTS AND PAYMENT TERMS.

     4.1   Payments; Minimum Performance Requirements and Fees.

               (a)  Software and Services. Distributor shall directly pay OPEN
                    ---------------------
MARKET all amounts due to OPEN MARKET for Software, OPEN MARKET Services and Test Bed ordered under this Agreement as set forth in Paragraph 3 of Exhibit A. Distributor and OPEN MARKET have agreed on Distributor's total minimum sales revenue target commitments with regard to calculating the applicable discount rate for Software during the Initial Term of this Agreement ("Target"), which is specified in Paragraph 3 of Exhibit A. The Target shall be based upon the sum of all gross revenues received by Distributor for sales of Software licenses as described in Exhibit A and provision of Services as described in Exhibit D in the Territory. Such Target shall include software licenses, and third level support fees as defined in Exhibit D, 7.3, payable by customers.

               (b)  Referral Fees. OPEN MARKET shall pay Distributor during the
                    -------------
Term the referral fees specified in Paragraph 3 of Exhibit A in consideration referring professional services customers to OPEN MARKET for provision of Pass-Through services as defined in Exhibit D, 7.4, based upon a percentage of the net revenue resulting from the applicable OPEN MARKET professional services agreement with such qualified referrals ("Referral Fees"). Distributor shall be eligible to receive Referral Fees for all net revenue generated by customer leads during the Twelve (12) month period following the date of the binding professional services agreement or related order entered into between OPEN MARKET and such qualified customer lead, provided that OPEN MARKET receives the proportionate applicable fees from such customer lead and such fees represent new revenue to OPEN MARKET.


     4.2   Prices/Taxes.  All prices quoted to Distributor in connection with
           ------------
this Agreement are exclusive of all government excise, sales, service, use, occupational, withholding or like taxes and, accordingly, are subject to an increase equal in amount to any tax OPEN MARKET may be required to collect or pay upon the licensing, delivery or installation of the Software or Services marketed hereunder. Distributor is responsible for payment of any taxes resulting from or imposed upon this Agreement or the copies of the Software, Documentation or Service Materials or permitted to be made by Distributor, or on the Services, except taxes based on OPEN MARKET's net income.

     4.3   Interest. Interest shall accrue on all monies not paid by Distributor
           --------
when due from the due date until the date of payment at the lesser of the rate of one percent (1%) per month or the maximum legal rate allowed.

5.   DISTRIBUTOR OBLIGATIONS.

     5.1   Distributors Promotion of the Software and Services.  Distributor
           ---------------------------------------------------
shall dedicate marketing and sales resources, including a minimum of Two (2) sales and Two (2) engineering personnel, to gaining market penetration for the Software and Services in the Territory. Distributor shall itself, or by appointment of a third party, maintain a professional marketing organization for the promotion of the Software and Services and sufficient qualified personnel to provide installation,

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

self, or by appointment of a third party, maintain a professional marketing organization for the promotion of the Software and Services and sufficient qualified personnel to provide installation, maintenance, technical support, and training for Customers in the Territory. Distributor shall advertise the Software and Services throughout the Territory in appropriate advertising media and in a manner ensuring proper and adequate publicity for the Software and the Services, subject to OPEN MARKET's prior review and written approval as to content and placement of such advertising. Distributor shall not represent or localize software products that compete with the Software.

          Distributor shall submit a brief business plan to OPEN MARKET in English, including sales activities and a Pro Forma P&L, attached hereto as Exhibit H.
---------

          Distributor shall inform its employees, agents, Subdistributors and independent contractors prior to gaining access to any Software, Localized Software, Documentation, Services or Customers of Distributor's obligations under Article 7 of this Agreement and that they shall be deemed bound by such terms and conditions to the same extent as Distributor hereunder.

     5.2  Promotional Items.  OPEN MARKET agrees to provide Distributor, free of
          -----------------
extra charge, with a reasonable number of copies of such promotional materials with respect to the Software and Services as OPEN MARKET generally makes available to its distributors, including technical specifications, drawings, advertisements, and demonstration products (collectively, the "Promotional
                                                               -----------
Items").  Distributor shall, at its sole expense, reproduce the Promotional
-----
Items as reasonably required for Marketing the Software and Services in the Territory, provided that all copyright, trademark and other proprietary rights
           -------- ----
markings are reproduced thereon.

          At Distributor's request, OPEN MARKET shall provide Distributor with additional copies of the Promotional Items for a price equal to OPEN MARKET's production and shipping costs. The parties shall discuss the arrangements for translating the Promotional Items - as well as documentation and Service Materials - into any local language and shall mutually agree in writing on appropriate terms, to the full extent such translation is required by the laws of the Territory or as is commercially appropriate to successfully Market the Software and Services in the Territory. If Distributor desires to alter any Promotional Items (other than a translation) or create new materials in significant quantities (i.e., exceeding 200 copies and intended for widespread distribution or accessibility), Distributor shall inform OPEN MARKET and OPEN MARKET may require that Distributor provide OPEN MARKET with a copy of the altered or proposed new materials together with their English translation. OPEN MARKET shall have the right, in its reasonable discretion, to reject all or parts of the proposed alterations promptly by letter or by fax, but in any event no later than ten (10) days after its receipt thereof.

          Prior to translating, or having a translation made of, any of the foregoing, Distributor shall execute a legally binding written agreement with the translator (the "Translation Agreement") which shall, to the maximum extent allowed under applicable law, (i) acknowledge OPEN MARKET's rights in the resulting translation and that such translation is deemed a "work made for hire" and (ii) require compliance with the confidentiality provisions of Section 7.1 of this Agreement.

     5.3  No Impairment.  Distributor shall not disable or impair any features
          -------------
of the Software that restrict its use to a particular computer system and/or number of users.

     5.4  Compliance with Laws.  Distributor shall comply with all applicable
          --------------------
laws, rules and regulations in its performance of this Agreement, including without limitation those referenced in Section 11.11.

     5.5  Indemnification.  Distributor shall defend, indemnify and hold OPEN
          ---------------
MARKET harmless from and against any and all claims, suits, actions, liabilities, damages, and expenses (including without limitation reasonable attorneys' fees) suffered or incurred by OPEN MARKET as a result of (i) Distributor's breach of any term or condition of this Agreement, including without limitation, Sections 2.2, 2.3, 5.4, 7.1, 7.2, 8.4, 11.11 and 11.12, and
(ii) any Customer action or claim against OPEN MARKET arising under or resulting from this Agreement as a result of any act or commission or omission on the part of Distributor, except for any action or claim subject to Section 8.2.2 hereof.

     5.6  Test Bed Facility Commitment.  In consideration of entering into this
          ----------------------------
Agreement, Distributor shall license from OPEN MARKET one (1) Test Bed, as defined in section 2.1(b), for Distributor's internal use in connection with testing, development and prototyping purposes at the pricing set forth in Paragraph 3 of Exhibit A and for use as otherwise specified in Section 2.1.(f) above.

6.   TRAINING.

     6.1  Training.  OPEN MARKET will provide Distributor with training for the
          --------
Software and Services at OPEN MARKET's then-current rates and schedule. The parties may, however, review these arrangements from time to time on a case-by-case basis and the parties shall mutually agree in writing to any changes that they may deem appropriate. Distributor shall be responsible for providing sufficient training for its personnel to meet Distributor's obligations under this Agreement.

     6.2  Support and Maintenance.  The obligations of Distributor and OPEN
          -----------------------
MARKET with respect to support and maintenance are set forth in Exhibit D.
                                                                ---------
7.   INTELLECTUAL PROPERTY PROTECTION.

     7.1  "Confidential Information" shall mean the Service Materials,
           ------------------------
Documentation, the proprietary information, trade secrets and know-how embodied in the Software, and any and all other information or materials designated in writing or otherwise identified prior to disclosure as confidential and proprietary to OPEN MARKET, including any copies, translations or embodiments thereof. Distributor shall use Confidential Information solely for the purposes set forth in this Agreement, and for no other purpose whatsoever, whether for Distributor's own benefit or for the benefit of any third party.
Notwithstanding the foregoing, for the purpose of this Agreement, Confidential Information shall not include information which:

             (a) is already rightfully known to Distributor when received;
             (b) is or becomes publicly known through publication or otherwise and through no wrongful act of Distributor,
             (c) is received by Distributor from a third party without similar restriction and without breach of this Agreement;
             (d) is approved for release or use by written authorization of OPEN MARKET; or
             (e) is required to be disclosed pursuant to any government statute, regulation or order.

          Distributor and OPEN MARKET agree that during the term of this Agreement and for three (3) years following the date of expiration or termination, no Confidential Information of either party shall be disclosed to third parties. Except as expressly contemplated by this Agreement, Distributor may not use, duplicate onto, convey through, or store on any medium (including without limitation audio, video, print, software, CD-ROM, on-line or other electronic form), publish or disclose Confidential Information (or allow it to be so used, published or disclosed) to any third party without OPEN MARKET's prior written consent.

          Distributor also agrees to: (i) protect the confidentiality of the Confidential Information at least to the extent Distributor protects its own confidential information; and (ii) in any event, keep the Confidential Information in a safe and secure place, monitor access to the Confidential Information, and limit access to the Confidential Information only to those of its personnel who (x) require such access (tile "Recipients") and (y) prior to
                                                 ----------
obtaining such access, formally notify the recipient of the proprietary and confidential nature of the Confidential Information and make commercially reasonable efforts to require the Recipients to comply with this Section 7.1 (the "Acknowledgments"). Distributor agrees to promptly notify OPEN MARKET of
      ---------------
any use or disclosure of Confidential Information that is not authorized by this Agreement.

          Distributor shall take all reasonable steps to ensure -- and hereby warrants and represents -- that the Acknowledgments in all respects shall be valid and enforceable by Distributor and OPEN MARKET against each Recipient under the laws of the Territory. Since breach of this Section 7.1 may cause OPEN MARKET irreparable injury, OPEN MARKET, in addition to all other remedies and notwithstanding Section 11.10, shall have the right to seek equitable or injunctive relief as and where it deems fit in the event of an actual or attempted breach of Distributor's or any Recipient's obligations hereunder. However, nothing herein shall be deemed to prevent Distributor from disclosing Confidential Information pursuant to a court order or the order of an administrative or governmental body; provided that such disclosure shall be
                                     -------------
limited to the minimum acceptable level of disclosure and that Distributor shall immediately notify OPEN MARKET of the imminent disclosure and minimize or prevent such disclosure to the extent so allowed under applicable law.

     7.2  Proprietary Markings; Packaging.  Distributor hereby agrees to ensure
          -------------------------------
that all copyright, trademark and other proprietary notices of OPEN MARKET affixed to or displayed on the Promotional Items, Service Materials, Software and Documentation will not be removed or modified. Distributor shall distribute all packaging, intact as shipped by OPEN MARKET.

          Except as otherwise expressly provided by applicable law in the Territory, and then only to the limited extent and for the purposes expressly set forth therein, Distributor shall not itself, or allow others to: (i) modify the Service Materials, Promotional Items, Software or Documentation; (ii) reverse engineer, reverse compile, reverse assemble, translate, or otherwise attempt to reveal the source code of the Software; (iii) solicit orders for the Software, Documentation, or any. Service outside of the Territory; (iv) use the Software to create another product or service; (v) use the Software as part of a commercial time-sharing, service bureau arrangement, other production or resale capacity, or otherwise for the benefit of any third party (except as otherwise expressly provided in Section 2.1(f); (vi) do anything which directly or indirectly may encumber or otherwise interfere with OPEN MARKET's proprietary rights in the Service Materials, Software, Documentation and Marks; or (vii) extract ideas, algorithms, procedures, workflows, or hierarchies from the Service Materials, Software or Documentation for the purpose of creating any work to be used by Distributor or any third party as a substitute for the Service Materials, Software or Documentation.

8.   WARRANTY.

     8.1  Software Warranty.  OPEN MARKET warrants to Distributor (i) that each
          -----------------
copy of the Software delivered from OPEN MARKET to Distributor shall, under normal use, perform substantially in accordance with its specifications and/or descriptions in the then-current Documentation for a period of thirty (30) days after delivery of such copy to Distributor and (ii) the medium on which each copy of the Software delivered from OPEN MARKET to Distributor is recorded will be free from defects in materials and workmanship under normal use and service for a period of thirty (30) days after delivery of each such copy to Distributor. OPEN MARKET also warrants that it has (x) used reasonable commercial diligence to compile the Software, and (y) the Software, Localized Software, Documentation, Promotional Items, Service Materials and Marks, either in whole or in part ("OPEN MARKET Products"), and the use, resale and/or distribution thereof, does not infringe on any third party's U.S. copyright, trade secrets, or trademark rights (collectively, "Proprietary Rights").

     8.2  Distributor Remedies.

          8.2.1  Software Warranty.  Distributor's only remedy and OPEN MARKET's
                 -----------------
only liability under the warranties in Section 8.1(i) and (ii) shall be, at OPEN MARKET's option, for OPEN MARKET either to replace the copy of the Software or to refund the purchase price for the copy of tile Software; provided, however that all fees paid for the Test Bed shall be non-refundable. Distributor, as part of its obligations hereunder, shall provide all warranty service to Customers in the Territory.

          8.2.2  Infringement Indemnity.  In the event of any claim or
                 ----------------------
allegation against Distributor of infringement or misappropriation of any third party Proprietary Rights arising out of OPEN MARKET's breach of its warranty under Section 8.1(y), OPEN MARKET shall, subject to the limitations set forth in
Section 8.3 below, defend, indemnify and save Distributor harmless from and against any such claim, and pay any costs, expenses and finally awarded damages actually awarded in connection therewith, including the fees and expenses of the attorneys engaged by OPEN MARKET for such defense provided that (i) OPEN MARKET shall have the sole and exclusive authority to defend and/or settle any such claim or action, (ii) Distributor will fully cooperate with OPEN MARKET in connection therewith and (iii) Distributor will immediately notify OPEN MARKET of such claim or action. OPEN MARKET shall keep Distributor informed of, and shall consult with, any independent attorneys appointed by Distributor at Distributor's own expense regarding the progress of such litigation.

          In addition to the foregoing, if any of the OPEN MARKET Products have become, or in OPEN MARKET's opinion are likely to become, the subject of any claim of infringement of a third party's Proprietary Rights, OPEN MARKET may at its option and expense (i) procure for Distributor the right to continue marketing and distributing such OPEN MARKET Products as set forth hereunder,
(ii) replace or modify the OPEN MARKET Products to make them non infringing, or
(iii) substitute an equivalent for the OPEN MARKET Products. OPEN MARKET shall have no liability or obligation hereunder with respect to any Proprietary Rights infringement claim if such infringement is caused by (i) compliance with designs, guidelines, plans or specifications of Distributor or an end user, (ii) use of the OPEN MARKET Product in an application or environment other than as specified in applicable documentation; (iii) modification of the OPEN MARKET Product by any party other than OPEN MARKET or (iv) use of the OPEN MARKET Product with other products or services where the OPEN MARKET Product would not by itself be infringing. Distributor agrees to indemnify and hold harmless OPEN MARKET from and against all liabilities, obligations, costs, expenses and judgments, including court costs, reasonable attorneys fees and expert fees, arising out of any of the circumstances stated in items (i) - (iv) above.

          THE FOREGOING STATES OPEN MARKET'S ENTIRE AND EXCLUSIVE LIABILITY AND OBLIGATION, AND DISTRIBUTORS EXCLUSIVE REMEDY, WHETHER STATUTORY, CONTRACTUAL, EXPRESS, IMPLIED OR OTHERWISE, FOR CLAIMS OF INTELLECTUAL PROPERTY INFRINGEMENT.

     8.3  Disclaimers and Limitations on Liability.  THE WARRANTIES IN SECTION
          ----------------------------------------
8.1 ARE THE SOLE AND EXCLUSIVE WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, THAT ARE MADE BY OPEN MARKET IN CONNECTION WITH THE SOFTWARE, LOCALIZED SOFTWARE, DOCUMENTATION, OPEN MARKET SERVICES OR OTHERWISE UNDER THIS AGREEMENT, AND OPEN MARKET DISCLAIMS ALL STATUTORY AND OTHER WARRANTIES, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR PURPOSE.

          OPEN MARKET DOES NOT WARRANT THAT USE OF THE SOFTWARE, LOCALIZED SOFTWARE OR SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE. NO ORAL OR WRITTEN INFORMATION GIVEN OR OTHER STATEMENTS MADE BY OPEN MARKET, DISTRIBUTOR, ITS SUBDISTRIBUTORS, AGENTS OR EMPLOYEES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THE WARRANTIES IN THIS AGREEMENT.

          NEITHER OPEN MARKET NOR ANYONE ELSE WHO HAS BEEN INVOLVED IN THE CREATION, PRODUCTION OR DELIVERY OF THE SOFTWARE, LOCALIZED SOFTWARE OR SERVICES SHALL, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, HAVE ANY LIABILITY TO DISTRIBUTOR, SUBDISTRIBUTOR, ANY CUSTOMER OR OTHER THIRD PARTY UNDER OR RELATING TO THIS AGREEMENT, SOFTWARE, LOCALIZED SOFTWARE, DOCUMENTATION OR SERVICES FROM ANY CAUSE WHATSOEVER, AND REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT (INCLUDING NEGLIGENCE), FOR ANY INDIRECT, CONSEQUENTIAL, OR INCIDENTAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OF INFORMATION, AND THE LIKE) ARISING OUT OF THIS AGREEMENT OR THE USE OF OR INABILITY TO USE THE SOFTWARE, LOCALIZED SOFTWARE OR SERVICES.

          IN NO CASE SHALL OPEN MARKETS AGGREGATE LIABILITY FOR ALL MATTERS ARISING OUT OF THE SUBJECT MATTER OF THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, EXCEED THE AMOUNT ACTUALLY RECEIVED BY OPEN MARKET HEREUNDER PRIOR TO THE DATE GIVING RISE TO SUCH LIABILITY. Distributor acknowledges that OPEN MARKET's liability and warranty limitations in this Agreement are reasonable under the circumstances and that Distributors consent thereto and agreement therewith are fairly reflected in the fees payable hereunder and constitute a material inducement for OPEN MARKET's entry into this Agreement. HOWEVER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO RESTRICT OPEN MARKET'S LIABILITY FOR PERSONAL INJURY, DEATH OR PROPERTY DAMAGE, WHICH NOTWITHSTANDING SECTION 11.10, MAY BE MANDATORY AND MADE APPLICABLE TO OPEN MARKET UNDER THE LAWS OF THE TERRITORY. The warranties in Sections 8.1 shall not apply (i) if the Software is not used in accordance with its intended purpose as set forth in the Documentation, or is used together with, or as part of, any other product or service not previously approved by OPEN MARKET or (ii) to any modification, translation or other change to the Software that is not made or previously authorized by OPEN MARKET.

     8.4  Distributor Warranties.  (a) Distributor warrants and represents that
          ----------------------
it (i) shall not make any oral or written statements regarding the performance of the Software or Services other than those set forth in the Documentation;
(ii) has the full authority and capacity to enter into and perform this Agreement in all respects; (iii) shall not provide or allow access to any Software, Documentation, Service Materials, or Service to any Customer which has not executed a corresponding Customer Agreement or Service Agreement, as applicable, containing the Mandatory Provisions; and (iv) the Customer Agreements and Service Agreements shall contain no term or provision that is inconsistent with or derogates from the Mandatory Provisions.

               (a)  PLACE HOLDER--DO NOT REMOVE
               (b) Distributor further warrants and represents that (i) Distributor shall comply with all laws in the Territory and shall procure and maintain in good standing all registrations, licenses and other authorizations required in order lawfully to implement this Agreement in each part of the Territory; and (ii) Except as may be otherwise set forth under this Agreement and to the maximum extent permitted by applicable law, Customers shall have recourse for any claim or allegation arising out of or related to this Agreement solely to Distributor or Subdistributors and in no event to OPEN MARKET or any of OPEN MARKET's corporate affiliates, subsidiaries, shareholders, officers, directors or employees.

9.   REPORTS AND RECORDS.

     9.1  Reports.  Within fifteen (15) days of the end of each calendar quarter
          -------
during the Term, Distributor shall furnish OPEN MARKET with a report for such quarter describing Distributor's Marketing efforts to prospective Customers in the Territory and listing all Software and Services provided to all Customers, including at least the following information: Customer name and address; type and site of installation; and price in the Territory's currency to Customer. Such reports shall contain such additional detail and be in such form as reasonably may be specified by OPEN MARKET from time to time.

     9.2  Audit.  Distributor shall maintain throughout the entire Term and for
          -----
the twenty-four (24) month period following the expiration, non-renewal or termination of this Agreement for any reason (collectively, the "Audit Period")
                                                                 ------------
accurate and complete records of all transactions and dealings involving the Software and Services, including all invoicing and payment records and information. OPEN MARKET, or its designated independent certified public accountant, shall have the right, upon two (2) weeks prior written notice and during normal business hours, to inspect these records (limited to records regarding Software and Services) at any time during the Audit Period. Distributor shall provide full and complete assistance in such audit efforts as OPEN MARKET may reasonably require.

          In the event the audit reveals an underpayment in Distributor's payments, Distributor shall immediately pay OPEN MARKET such underpayment amount. In addition, if the underpayment amount exceeds ten percent (10%) of Distributor's actual payment, Distributor shall, within thirty (30) days of OPEN MARKET's invoice, reimburse OPEN MARKET for all its audit costs. Audits may not be conducted more frequently than every twelve (12) months.

10.  TERM AND TERMINATION.
     10.1 Term

          10.1.1    Initial Term.  The initial term of this Agreement ("Initial
                    ------------                                        -------
Term") shall begin on the Effective Date and end on the second anniversary
----
thereof, unless earlier terminated under Section 10.2 or 10.3.

          10.1.2    Additional Terms.  Upon the expiration of the Initial Term,
                    ----------------
this Agreement will renew automatically from year to year subject to Distributor meeting its Targets (the "Additional Terms"), unless either party hereto
                          ----------------
notifies the other party in writing of its intention to terminate this Agreement during any such Additional Term. The Initial Term and Additional Terms collectively constitute the "Term."

     10.2  Termination by Either Party. Except as otherwise expressly specified
           ---------------------------
herein, either party may terminate this Agreement with immediate effect upon written notice if the other party breaches any of its obligations under this Agreement and fails to cure its default within (60) days after having been given notice of such default;

           Either party may terminate this Agreement immediately and without requirement of notice, if (i) the other party files a petition in bankruptcy reorganization, or similar relief from debtors, or makes an assignment for the benefit of creditors; (ii) a receiver, trustee or similar officer is appointed for the other party; (iii) any involuntary petition or proceeding under bankruptcy or insolvency laws is instituted against the other party and not enjoined or discharged within thirty (30) days; or (iv) the other party undertakes to discontinue its business.

     10.3  Termination by OPEN MARKET.  In addition, and without limiting and
           --------------------------
other rights available under applicable law, OPEN MARKET may, at its option, terminate this Agreement and the licenses granted hereunder and/or suspend delivery of the OPEN MARKET Software or provision of the Services (regardless of whether already ordered) for cause:

               (a) immediately upon written notice to Distributor, if Distributor is delinquent on any amount then due to OPEN MARKET for longer than fifteen (15) days following demand for payment or if Distributor breaches its obligations under Sections 2.2, 2.3, 7, or 8.4;
               (b) in accordance with Section 4.1 or 11.11 hereof;
               (c) in the event that Distributor fails to meet the targets defined in Exhibit A, provided, however that OPEN MARKET agrees to meet and discuss the termination of this Agreement with Distributor prior to any actual termination. Notwithstanding the foregoing, should OPEN MARKET terminate this Agreement for failure of Distributor to achieve the Target, Distributor may continue to market and distribute all Software inventory in its possession and shall remain obligated to pay OPEN MARKET all accrued but unpaid fees;
               (d) upon thirty (30) days prior written notice to Distributor if OPEN MARKET discontinues its distribution of all Software or Services; or
               (e) if Distributor materially breaches any term and condition in
Section 2.1(b) or Section 2.1(f) with respect to the Test Bed.

     10.4  Effect of Termination.  No termination hereunder shall be deemed a
           ---------------------
cancellation of any orders submitted before the effective date of such termination. Sections 2.2, 2.3, 4, 5.5, 7, 8, 9, 10 and 11 shall survive the termination, expiration or non-renewal of this Agreement for any reason.

           Immediately upon any expiration, non-renewal or termination of this Agreement for any reason:
               (a) Each party shall continue to cooperate with the other in order to effect an orderly termination of the relationship, and Distributor will assign to OPEN MARKET or its designee all existing Customer Agreements and Service Agreements.
               (b) Distributor's licenses under this Agreement shall terminate and Distributor shall immediately cease holding itself out as a Distributor of OPEN MARKET, except as otherwise expressly provided in Section 10.2 and 10.3 above.
               (c) Distributor shall report to OPEN MARKET concerning the status of negotiations with prospective Customers.
               (d) Distributor shall return to OPEN MARKET all Software, Documentation, Service Materials, Test Bed and other Confidential Information in whatever form then in its possession, except as otherwise expressly provided in Sections 10.2 and 10.3 above with respect to existing Software by inventory. Open Market shall refund to Distributor the value of such Software, Documentation,

               (f) Distributor will remove all Marks from all letterheads, signs and other media on which it displayed such Marks during the Term, and thereafter Distributor will not use any Marks for any purpose.
               (g) Notwithstanding the foregoing, Distributor acknowledges that it shall not be entitled to receive from OPEN MARKET any compensation or payments whatsoever, except as expressly provided in this Agreement, and that OPEN MARKET shall have no liability to Distributor as a result of the non-renewal or termination of this Agreement if such non-renewal or termination is the result of OPEN MARKET's termination under Section 10.3.

11.  MISCELLANEOUS.

     11.1  Force Majeure.  In the event that one party's performance hereunder
           -------------
is delayed or prevented because of any Act of God, fire, casualty, delay or disruption in transportation, flood, war, strike, lockout, epidemic, destruction or shut-down of production facilities, shortage or curtailment, riot, insurrection, governmental acts or directives, or any other cause beyond the reasonable control of that party, the said party may give notice to the other party via fax or letter, and thereupon the said party's performance shall be excused and the time for the performance shall be extended for the period of delay or inability to perform resulting from such occurrence. The occurrence of such an event shall not constitute grounds for default under this Agreement.

     11.2  Notices.  All notices hereunder shall be in writing and in English
           -------
and be deemed given on the date of delivery, if delivered (i) in person or (ii) by commercial international overnight courier as confirmed by the courier's delivery records. Notices shall be addressed to each company at its address set forth above, or such other address as the recipient may have specified by earlier notice to the sender.

     11.3  Assignment; Successors.  This Agreement may not be assigned or
           ----------------------
accepted by one part without the advance written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns and any assignment in violation of this
Section 11.3 shall be null and void.

     11.4  Independent Contractors.  The parties shall at all times be
           -----------------------
independent contractors with respect to each other in carrying out this Agreement. Nothing in this Agreement, expressed or implied, shall be construed to constitute either party as the others agent, employee, partner, representative or joint venturer. Neither party has, nor shall it hold itself out as having, the right to assume any obligations on behalf of the other party.

     11.5  Amendments.  No amendment to this Agreement shall be effective unless
           ----------
it is in writing and signed by a duly authorized representative of each party.

     11.6  Headings Not Controlling.  Headings used in this Agreement are for
           ------------------------
reference only and shall not be deemed a part of this Agreement.

     11.7  Consent to Breach Not Waiver.  No term or provision hereof shall be
           ----------------------------
deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

     11.8  Severability.  If one or more provisions in this Agreement (including
           ------------
without limitation the Mandatory Provisions) are ruled entirely or partly invalid or unenforceable by any authority in any jurisdiction of the Territory, then (a) the validity and enforceability of all provisions not ruled to be invalid or unenforceable shall remain unaffected, (b) the provision(s) held wholly or partly invalid or unenforceable shall be deemed amended, and the parties shall reform the provision(s) to the maximum extent necessary to render them valid and enforceable in conformity with the parties' intent as manifested herein; and (c) if the ruling, or the controlling principle of law or equity leading to the ruling is subsequently overruled, modified or amended, then the provision(s) in question, as originally set forth in this Agreement, shall be deemed valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity.

  11.9    Governing Law/Dispute Resolution.  (a) Except with respect to tile
          --------------------------------
Test Bed, this Agreement shall be governed by and construed in accordance with the laws of India exclusive of applicable rules governing choice and conflicts of law. In the event that any claim shall arise out of, or in connection with, this Agreement, it shall be finally settled by arbitration to be conducted (i) pursuant to the Commercial Arbitration Rules of the United Nations Commission on International Trade Law (UNCITRAL) and (ii) in such location as may be mutually agreed to by the parties in writing. The parties expressly intend that the United Nations Convention for the International Sale of Goods shall not apply, in whole or in part, to this Agreement.

                    (a) PLACE HOLDER--DO NOT REMOVE

                    (b) With respect to the Test Bed, including without limitation OPEN MARKET's proprietary and intellectual property therein, this Agreement, and the parties' rights and obligations thereunder, shall for all purposes be governed by, and construed, interpreted and enforced solely and exclusively in accordance with, the laws of the Commonwealth of Massachusetts, USA (excluding its principles of conflict of laws). The parties hereby agree that the courts located in the Commonwealth of Massachusetts, USA, shall constitute the sole and exclusive forum for the resolution of any and all disputes arising under, out of, or in connection with this Agreement and hereby consent to the jurisdiction of such courts and irrevocably waive any objections thereto, including, without limitation, on grounds of improper venue or forum non conveniens. The parties agree that any judgments of such courts may be entered and enforced by any court with jurisdiction over the party against which judgment was rendered or its assets, wherever located.

  11.10   Publicity and Public Information.  Distributor shall not make any
          --------------------------------
public statement, including but not limited to, press releases or public announcements, referencing its relationship with OPEN MARKET established under this Agreement or participation in OPEN MARKET's Elite Partners Program, without prior consultation with and written approval by OPEN MARKET, except as required by law.

  11.11   Registration.  Distributor shall submit this Agreement for
          ------------
registration or approval, if such registration or approval is required by the applicable laws of the Territory. If the Agreement is not accepted for registration or approved, as and where required, both parties agree to negotiate in good faith regarding the amendment of the Agreement as necessary to effect such registration. If the parties are unable to agree on such amendment within thirty (30) days following the rejection of the request for registration or approval, OPEN MARKET shall have the right to terminate this Agreement effective upon the date of its written notice to Distributor to that effect. Pending registration, Distributor shall comply with all of its obligations under this Agreement.

  11.12   Export Controls/Boycott/Corrupt Practices.  Distributor shall not,
          -----------------------------------------
directly or indirectly, export or re-export, or knowingly permit the export or re-export of, any Service Materials, Software, Documentation or other technical information about any Software or Service (or any direct product of any of Software or any such technical information) to any country for Which the United States Export Administration Act, any regulation thereunder, or any similar United States law or regulation, requires an export license or other United States governmental approval, unless tile appropriate export license or approval has been obtained and OPEN MARKET previously agrees to such export in writing. Distributor shall not make, offer or agree to make or offer on behalf of OPEN MARKET, any of its affiliates or any of its shareholders, officers or directors, any loan, gift, donation or other payment, directly or indirectly, whether in cash or in kind, for the benefit of or at the direction of, any candidate, committee, political party, political function or government or government subdivision, or any individual elected, appointed or otherwise designated as an employee or officer thereof, for the purposes of influencing any act or decision of such entity or person or inducing such entity or person to do or Open Market to do any act in order to obtain or retain business or other benefits in violation of the United States Foreign Corrupt Practices Act. Distributor shall not, directly or indirectly, take any action that would cause OPEN MARKET or any of its affiliates to be in violation of United States antiboycott laws under the United States Export Administration Act or the United States Internal Revenue Code, or any regulation thereunder.

  11.13   Entire Agreement.  This Agreement including Exhibits A, B, C, D, E, F,
          ----------------                            --------------------------
G, H, and I attached and incorporated hereto, constitutes the final and entire
----      -
Agreement between the parties with respect to its subject matter; and all other prior agreements, representations, or undertakings are terminated and superseded hereby.

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as an instrument under seal as of the date first written above.


OPEN MARKET, INC.                       DISTRIBUTOR


BY: /s/ [illegible]                     BY: /s/ [illegible]
   ------------------------------          ------------------------------


TITLE: Legal Counsel & Assistant        TITLE: Director
      ---------------------------             ---------------------------
       Secretary
      ---------------------------

DATE:____________________________       DATE: 30/th/ June 1997
                                             ----------------------------

                                   EXHIBIT A
                                   ---------

                 OPEN MARKET SOFTWARE AND SERVICES; ROYALTIES

     1.  Software:   (a)  Folio Products:
                             Folio Views, Folio Builder, Folio Publisher, Folio Integrator, Folio Web Retriever 2.1 and document and Manuals.

                     (a) Transact, Waypoint Catalogue ("Magellan"), SecureLink and documentation and manuals.

(Additional Open Market and Folio software products may be designated by Open Market from time to time)

     2.  Services:   See Exhibit D.

     3.  License Commitments, Pricing and Discount Schedule:



                                     *****

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     ****

Distributor shall pay OPEN MARKET all license and support fees due within thirty
(30) days of invoice date. All payments shall be made by electronic fund transfer to OPEN MARKET's account with instructions to be provided by OPEN MARKET or, in OPEN MARKET's sole discretion, by check in immediately available funds. The exchange rate used by OPEN MARKET to determine the amount of each payment due in US Dollars shall be the daily average of exchange rates quoted in The Wall Street Journal during the calendar month immediately preceding the date
-----------------------
of shipment.


                                     ****

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     *****

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  Schedule I
                                  ----------

                                 Initial Order
                                 -------------



                                     *****

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT B
                                   ---------

                                   TERRITORY

The Territory shall mean the following:  INDIA

                                   EXHIBIT C
                                   ---------

                                HOUSE ACCOUNTS

                [To be Designated by OPEN MARKET as applicable]

                                   EXHIBIT D
                                   ---------

                            SUPPORT AND MAINTENANCE

OPEN MARKET shall have no direct support, maintenance or Services obligations to Customers for the Software or Services distributed by Distributor. OPEN MARKET will provide Distributor with back-up support and maintenance for the Software in accordance with the terms and conditions set forth in the Support Obligations listed below. Such support is conditional upon OPEN Market's receiving payment for annual or other support charges as set forth in this Exhibit. The parties will meet to review and negotiate the applicable fees hereunder at the eleven (11) month point during the first year of the Initial Term and the amount of the Annual Program Fee for any Additional Term shall be established by mutual agreement.

Distributor will be responsible for providing Customers with the support, maintenance and Services set forth in the Support Obligations, including without limitation: (i) the installation of the Software if required by Customer, (ii) the training of Customer personnel in the use of the Software, (iii) the provision of primary support and maintenance relating to the Software and Services for Customers and other end-users in the Territory.

1.   Definitions.
     -----------

1.1 "Bypass" means a temporary solution or workaround to a problem which offers acceptable relief.

     1.2 "Compatibility" means that the Software can be recompiled and linked properly on the new release of the Distributor operating system.

     1.3 "Documentation" shall mean the existing Open Market, Inc. user manuals and other written materials that relate to the particular Software, including materials useful for installation, operation, and maintenance. Documentation shall include maintenance modifications and enhancements thereto if, when, and to the extent such maintenance modifications and/or enhancements are delivered to Distributor by Open Market, Inc. under this Agreement or under any other agreement or arrangement between the parties.

1.4  "Customer" shall mean an end user customer of Distributor.

1.5 "Fix" means a permanent solution to a problem that may be obtained in a generally available Release.

1.6 "Maintenance Release" means any modification of a Software product for which Distributor or OPEN MARKET, in its sole discretion, changes the second number to the right of the decimal point in the Software version number, e.g., a change from version 1.00 to 1.01.

1.7 "Major Release" shall mean a new version of the Software that contains significantly new functionality or features and is accompanied by a Major Release bulletin or other notice. Each Major Release shall be identified solely by the numeral(s) to the left of the decimal point, with the new Major Release having the larger numeral. For example, for any given Software product, release
3.0 is a more current version than release 2.0.

1.8 "Patch" means a solution to a problem which may be obtained prior to the next Release of the Software.

1.9 "Software" shall mean the computer programs, Documentation and related information as defined in the Agreement. The term "Software" shall not include Source Code.

1.10 "Release" means any modification of the Software which becomes generally available.

1.ll "Minor Release" means any modification of the Software that contains some features and or fixes. Each Minor Release shall be identified by the first number to the right of the decimal point in the Software version number, e.g., a change from version 1.00 to 1.10.

1.12 "Work Around" shall mean a temporary solution that is intended to alleviate a Customer's particular problem.

1.13 "Educational Services" shall mean the delivery, materials and scheduling of education courses which are made available by OPEN MARKET for OPEN MARKET products or services.

1.14 ""Consulting Services" shall mean any such service by which OPEN MARKET offers its' Customers, Distributor or others any assistance with the development, delivery, installation, configuration, testing, management, training or advice on it's products or technology for a fee.

1.15 "Implementation Services" shall mean the service provided by OPEN MARKET which involves the planning, installation and testing of OPEN MARKET products.

2.   Support Provisions.
     ------------------

2.1 Level of Support. Distributor and OPEN MARKET acknowledge that three (3) levels of support are required.

2.1.1  Level 1 Support.  Level 1 (problem verification) handles calls requiring
       ---------------
a relatively low, but broad degree of product expertise. Level 1 activities include the following:

       .  Provide Initial Customer Contact
       .  Maintain Problem Log
       .  Provide Problem Description and Definition
       .  Ensure Continuous Availability
       .  Manage Remote Connections
       .  Maintain Customer Configuration Data
       .  Resolve Software Installation Inquiries and Problems Remotely
       .  Provide Appropriate Quality Metrics to Management
       . Provide Remote System Administration and Configuration Assistance . Attempt Problem Reproduction

2.1.2  Level 2 Support:  Level 2 (problem determination and temporary fix)
       ---------------
requires both broad and in-depth product expertise. Level 2 support has full responsibility for problem trouble-shooting, and development of avoidance's and workarounds. Level 2 activities include the following:

    .  Critical Call Access or as per Contract/Support Plan
    .  Provide Problem Determination and Verification
    .  Perform Remote Diagnosis
    .  Provide Patch to Customer
    .  Provide Engineering (Level 3) Interface

2.1.3  Level 3 Support.  Level 3 requires engineering level technical expertise.
       ---------------
The Level 3 support organization has complete ownership of the field release process, and similarly is responsible for providing timely and accurate product defect descriptions and resolution plans to Distributor Level 1 and Level 2 support. Level 3 support activities include the following:

    .  Perform Line of Code Fault-Isolation
    .  7 x 24 Critical Call Access
    .  Provide Patches or Resolve to Customer's Satisfaction
    .  Provide Major, Minor and Patch releases

2.2  Problem Classifications. Hardware/Software.
     ------------------------------------------

2.2.1 Problem (call) severity will be determined by Distributor, based upon Distributor's Customer's priority, using the following as a guideline:

     Declared Critical Problem: A "down" situation, whereby a user is unable to
     -------------------------
do production work, and a Work-Around is either not available, or, if available, is unacceptable to Distributor and/or the user.
     Serious Problem:  A major function/product is unusable and no Work-Around
     ---------------
is available, but the user is able to do some production work.

     Moderate Problem:  There is a loss of a function or resource that does not
     ----------------
seriously affect the user's operations or schedules. Any problem which was originally reported as Critical or Serious, but has been temporarily solved with a Work-Around, shall be reduced in severity to Moderate, only if the customer and Distributor mutually concur.

     Minor Problem: Means all other problems with the Software other than those
     -------------
falling within the categories above.

2.2.2  Repair/fix criteria.
       -------------------

     Resolution will be provided by OPEN MARKET in accordance with the following criteria, and tracked on a case by case basis.

Problem Resolution Criteria
---------------------------

Resolution will be provided by OPEN MARKET in accordance with the following criteria, and tracked on a case by case basis.

               Telephone       Initial
   Severity     Response       Update       Action        Patch    Maint
                                                                   Rel.

   Declared    30 minutes,     every bus.    work         As Req.  Next
   Critical    if required      day         continuously
   Event

   Serious     bus. hour       every other  ASAP          As Req.  Next
   Event

   Moderate/   4-8 bus. hours  every week   reasonable    No       As Req.
   Minor Event

Note:  Times are calendar/clock times except where stated

2.2.3  Unresolved Critical or Serious Event Procedures.
       -----------------------------------------------

Should a Critical or Serious Event not be patched fixed within the 10 day time frame, OPEN MARKET shall dedicate a full time resource to the situation until resolved. This resource shall provide Distributor with detailed fix plan and daily progress updates. This resource will perform the work required at the most convenient location for resolution (Distributor, Company, Customer site). If, by the 10th day, OPEN MARKET cannot identify the source of the problem then OPEN MARKET will supply to Distributor a clear and comprehensive plan for locating and fixing the problem. This information may be passed on the end-user.

3.     Distributor Responsibilities.
       ----------------------------
Distributor shall provide technical support to Customers of those Software products provided by Distributor. Distributor will provide all Level 1 and Level 2 Support. By this the parties agree that Distributor will:

3.1 Provide access to telephone and electronic communications for technical assistance and consultation 24 hours a day 365 days a year to Distributor's support center.

3.2 Execute diagnostic routines as made available by OPEN MARKET's for Level 1 and Level 2 support situations in accordance with OPEN MARKET's instructions as they relate to OPEN MARKET's Software products, and inform OPEN MARKET of the results of those diagnostics.

3.3 Reasonably verify the existence of a Software product problem and to determine the conditions under which that problem can be duplicated prior to submission to OPEN MARKET.

3.4 Identify, define, and report software problems in a manner that will allow OPEN MARKET to verify, replicate, and correct Software defects.

3.5 Provide direct customer contact for Level 1 and Level 2 of technical support assistance and act as the front line field support organization providing technical support directly to their Customers.

3.6  Manage and control problem situations arising at Customer sites.

3.7 Distributor will act as the front line field support organization for Level 3 support and facilitate OPEN MARKET's direct communication with Customer in Level 3 support situation.

3.8 Distributor agrees to be a beta test site for OPEN MARKET Software products.

3.9  Distributor agrees to provide response, updates, and relief support, as per
Section 2.2.2, to its Customers as the primary interface to them.

     3.10 Distributor agrees to maintain an adequate staff of trained technical support personnel to service the needs of its Customers.

3.11 Distributor agrees to participate with OPEN MARKET in a semi-annual technical support review to ensure Distributor and OPEN MARKET are meeting their respective Support Obligations as defined herein.

4  OPEN MARKET Responsibilities.
   ----------------------------

OPEN MARKET intends to supply post-sale technical support to Distributor for Customers of those Software products provided by Distributor. OPEN MARKET will provide Level 3 Support Services. By this, the parties agree that OPEN MARKET will provide the following support to Distributor:

4.1 Provide to Distributor Maintenance Releases, Update Releases and Discounts on Major Releases of the Software.

4.2 Provide access by Distributor to OPEN MARKET service personnel for telephone technical assistance as necessary during OPEN MARKET's Support Center normal business hours via dial up, electronic mail or web site.

4.3 Provide emergency contact to Distributor for Critical problems occurring outside of normal work hours. Access will be through an assigned duty pager to be continuously active outside the periods of OPEN MARKET's normal business hours.

4.4 Use computerized tracking systems to log and record all requests for technical assistance.

4.5 On a case by case exception basis, if requested by Distributor, OPEN MARKET may agree to establish direct support obligations for individual customer licensed Software, subject to mutually acceptable terms, including but not limited to, price.

4.6 Provide remedial Software support by providing, a Patch or Bypass solution to verified problems reported by Distributor according to Section 2.2.

4.7 Provide prompt shipment of appropriate and available Fix, Patch or Bypass, and Documentation updates when available.

4.8 Provide Distributor with Software support services for the current version and the previous version of the Software under the maintenance agreement. Additionally, the second back level of the applicable Software will be supported by OPEN MARKET for a period of three (3) months to allow Distributor time to install the latest product version.

4.9  OPEN MARKET agrees to provide response, updates, and relief support, as per
Section 2.2.2, to Distributor.

4.10 OPEN MARKET shall provide emergency on-site support upon mutual agreement between the parties and only in support of Critical events, OPEN MARKET personnel shall be available for emergency dispatch to Customer site or Distributor support center for problem correction. Travel, living and incidental costs incurred due to problems mutually agreed to have been caused by the product, after all remote problem resolution has been exhausted by OPEN MARKET, shall be the responsibility of OPEN MARKET. Travel, living and incidental costs incurred due to problems mutually agreed not to have been caused by Defects in the Software shall be the responsibility of Distributor.

4.11 OPEN MARKET agrees to participate with Distributor in a semi-annual technical support review to ensure OPEN MARKET and Distributor are meeting their Support Obligations.

4.12 OPEN MARKET agrees to participate with Distributor in a technical support review to ensure OPEN MARKET and Distributor are meeting their Support Obligations.

5    Technical Training/Distributor's Support Personnel:
     --------------------------------------------------
OPEN MARKET shall make available to Distributor qualified personnel who are knowledgeable in all aspects of the Software, to instruct and assist Disbributor's personnel with respect to the maintenance and support of the Software.

OPEN MARKET shall provide training and documentation to Distributor service personnel with respect to the design, theory, operation, installation, maintenance and support of the Software. Training shall consist of either class room instruction or via an on-site consulting engagement. Class room training shall take place at OPEN MARKET's training facility during normal business hours and shall commence during a normally scheduled class. After the training class, Distributor personnel will get a week hands on work in OPEN MARKET's Support Center.

OPEN MARKET offers several on-site Consulting packages which provide hands on training of OPEN MARKET products. Consulting packages shall serve as a substitute for class room instruction. Consulting packages are designed to be offered on-site. Distributor shall be responsible for the cost of all Consulting packages at the then current price.

6    Updates, Maintenance releases and Upgrades:  Updates and Maintenance releases will be included under this Support Obligations. Upgrades will be made available at a discount from the royalty rate as determined hereunder.

7    Fees
     ----

7.1  Training of Distributor's personnel

                                     *****

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule A
Section I Contacts:

Name of Licensee:_______________________________________________________________

Address of Licensee:____________________________________________________________

Telephone Number:____________ Fax Number: ______________, Email_________________

Contact Person(s):

1. _____________________, Telephone:_________________, Email:___________________

2. _____________________, Telephone:_________________, Email:___________________

3. _____________________, Telephone:_________________, Email:___________________
   (Premier Only)

Date of License Agreement: ______________________

(Same as Annual Support Agreement)

                                   EXHIBIT E
                                   ---------

                            OPEN MARKET TRADEMARKS

          Open Market, Open Market WebServer, Secure WebServer, Open Market - Where the Internet Does Business, Personal Home Page, PHP, Smart Statement, WebMaster's Workbench, WebReporter, Transact, Axcess, SecureLink Executive, Digital Offer, Digital Receipt, Digital Ticket, Session Identifiers, Web VCR, Merchant Solution, integrated Commerce Service, Store Builder, Secure WebServer, ActiveCommerce DB, We ARE Internet Commerce, SecurePublish

                                   EXHIBIT F
                                   ---------

                    MANDATORY CUSTOMER AGREEMENT PROVISIONS

1.   License/Restrictions on Use.  Customer, after the payment of the applicable
     ---------------------------
fees, shall be entitled to use the Software only (a) for the purposes expressly set forth in this Agreement; (b) in the Territory; and (c) during the term of this Agreement. The rights granted to Customer herein are restricted to Customer. Customer is granted no other license for, and no right of ownership or title in, any Software. Customer's license may not be assigned or otherwise transferred to any third party.

2.   Nondisclosure.
     -------------

(a) Customer shall treat the Software and all other items identified as confidential Licensor information prior to their disclosure to Customer (collectively, the "Proprietary Information") as confidential and proprietary. Except as specified in this Agreement, Customer shall not publish or disclose Proprietary Information to, or use same for the benefit of, any third party. Customer shall (1) give Proprietary Information at least the same degree of protection Customer gives its own confidential information, and in no event shall use less than reasonable care; (2) keep Proprietary Information in a safe place and monitor access thereto; and (3) allow access to Proprietary Information on a "need to know" basis only to those of its personnel ( the "Recipients") who, prior to gaining access to Proprietary Information, have executed a written legally binding agreement with Customer (the "Acknowledgments") acknowledging the confidential and proprietary nature of Proprietary Information and Licensor's rights therein and requiring compliance with the nondisclosure, non-use and non-competition provisions of this Agreement. Customer shall ensure, and hereby warrants and represents, that all Acknowledgments are valid and enforceable against all Recipients, and this Agreement is valid and enforceable against Customer, anywhere in the Territory.

(b) Customer shall have no obligations of confidentiality with respect to information that, without breach of any obligation of confidentiality owed to Licensor, (1) is or subsequently becomes publicly available; (2) became known to Customer prior to its disclosure by Licensor; (3) became known to Customer from a source other than Licensor, (4) is independently and entirely developed by Customer, (5) is used by Customer to enforce Customer's rights, claims or defenses under this Agreement; or (6) Customer is legally required to disclose, provided, however, that Customer shall use its best efforts to minimize or prevent such disclosure to the maximum extent allowed under applicable law and to secure confidential treatment of the information being disclosed. Customer agrees that it must have documentary evidence to invoke any of the provisions of this subparagraph (b).

3.   Proprietary Rights.
     ------------------

(a) Customer acknowledges that Licensor or its suppliers hold and shall retain the exclusive and entire right, title, and ownership (including copyright, patent, trade secret, trademark, and know-how rights) anywhere in the world in
(1) the Software and any translations thereof, and (2) Licensor's trade names and marks and service names and marks depicted on any Software (the "Trademarks"). Customer shall not use the Trademarks, or any name or mark similar thereto, whether alone or together with another name or mark, or as part of, on, or in connection with, Customer's corporate, business, private, substitute or other name, or on any of Customer's designs, symbols, Software, services, letterhead, business cards, or other means of identification. Customer also shall not adopt or attempt to register anywhere in the world any of the Trademarks, or any name or mark, similar thereto.

(b) Except as specified in this Agreement, Customer may not (1) copy, reproduce, store, or convey any Software in any form or on any medium whatsoever, including without limitation print, audio, video, software, CD-ROM, or other electronic form; (2) make any modifications, additions, or enhancements to any Software; (3) attempt to decompile, reverse-engineer, or extract any algorithms or hierarchies from any Software; or (4) create any work, based on, or using any idea derived from, any Software. The original, and a copy of the Software, are the sole and exclusive property of Licensor or its suppliers. Customer shall reproduce and include all Licensor (or supplier) copyright, trademark, and other proprietary rights notices on all copies of the Software and any translation thereof. Customer shall not remove or modify any existing Licensor or other copyright, trademark or other proprietary rights notice from the Software or related documentation.

(c) To the maximum extent allowed under applicable law, this agreement shall be governed by US copyright law, for the purposes of which any copy, modification, addition, or work made in violation of Paragraph 3(b) shall be deemed a derivative work or a "work made for hire" for Licensor. Licensor (or its suppliers) holds and shall retain all rights that may vest at any time in any of the foregoing items as a derivative work, a "work made for hire", or as part of a collective work or compilation.

4.   Warranties, Remedies, Disclaimers.
     ---------------------------------

(a)  Warranty.  Licensor warrants and represents to Customer that (i) Licensor
     --------
has the full right and authority to license the Software hereunder, (ii) the Software do not, to the best of Licensor's knowledge, infringe upon the copyright of any third party; and (iii) for a period of thirty (30) days following the date of delivery of each Software from Distributor to Customer, each Software shall substantially perform in accordance with its intended purpose and be substantially free from defect in material and workmanship. The foregoing warranties shall not apply (A) if the applicable Software is not used in accordance with its intended purpose; (B) to any modification or translation of any Software not made by Licensor.

(b)  Exclusive Remedy.  Customer's only remedy, which is in lieu of all other
     ----------------
remedies, and Licensor's only liability, for breach of the warranties in Paragraph 4(a)(i) or 4(a)(ii), shall be to obtain for Customer, at Licensor's sole option and expense, the right to continue to use the infringing or unauthorized Software, modify the Software so that it becomes non-infringing or authorized, or replace the infringing Software with a non-infringing or authorized Software. Customer's only remedy, which is in lieu of all other remedies, and Licensor's only liability, for breach of the warranties in Paragraph 4(a)(iii), shall be to replace the non-conforming Software, during such thirty (30) day warranty period and at no charge to Customer, with a conforming Software. Customer assumes the entire cost of all necessary servicing, repair or correction of defects after the thirty (30) day warranty period.

(c)  Disclaimer of Warranty.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN
     ----------------------
PARAGRAPH (4)(a), NEITHER LICENSOR NOR LICENSOR'S SUPPLIERS MAKES ANY WARRANTY, EXPRESSED OR IMPLIED, CONCERNING THE SOFTWARE, OR OTHERWISE IN CONNECTION WITH THIS CUSTOMER AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTIES ARISING FROM USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NEITHER LICENSOR NOR LICENSOR'S SUPPLIERS WARRANTS THAT THE SOFTWARE WILL MEET CUSTOMER'S REQUIREMENTS OR THAT THEY WILL BE ACCURATE OR ERROR-FREE. CUSTOMER ASSUMES THE ENTIRE RISK AS TO THE RESULTS, PERFORMANCE OR USE OF THE SOFTWARE. TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, LICENSOR AND LICENSOR'S SUPPLIERS SHALL HAVE NO LIABILITY TO CUSTOMER OR ANY THIRD PARTY FOR DAMAGES RESULTING FROM THE USE OF, OR ANY ERROR OR OMISSION IN, THE SOFTWARE OR ANY ACTION TAKEN OR NOT TAKEN BASED ON THE SOFTWARE OR OTHERWISE FROM ANY CAUSE WHATSOEVER, AND REGARDLESS OF THE

FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT (INCLUDING NEGLIGENCE). IN NO EVENT SHALL LICENSOR OR LICENSOR'S SUPPLIERS BE LIABLE TO CUSTOMER OR ANY THIRD PARTY FOR ANY LOSS OF BUSINESS OR OTHER CONSEQUENTIAL, PUNITIVE, INCIDENTAL, OR INDIRECT DAMAGES. TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, CUSTOMER ACKNOWLEDGES THAT (i) LICENSOR AND LICENSOR'S SUPPLIERS SHALL NOT HAVE ANY LIABILITY TO CUSTOMER UNDER THIS CUSTOMER AGREEMENT OR OTHERWISE IN CONNECTION WITH THE SOFTWARE, AND (ii) IT SHALL LOOK SOLELY TO LICENSOR AND NOT TO ANY OF LICENSOR'S SUPPLIERS, CORPORATE AFFILIATES, SHAREHOLDERS, DIRECTORS OR EMPLOYEES, FOR ANY SUIT, CLAIM, OR RELIEF IN CONNECTION WITH THE SOFTWARE OR THIS CUSTOMER AGREEMENT. IN NO EVENT SHALL LICENSOR BE LIABLE TO CUSTOMER FOR MORE THAN THE FEE PAID BY CUSTOMER TO LICENSOR.

5.   Third Party Beneficiary.  CUSTOMER ACKNOWLEDGES THAT LICENSOR IS AN EXPRESS
     -----------------------
INTENDED THIRD-PARTY, BENEFICIARY OF THIS CUSTOMER AGREEMENT. AND THAT LICENSOR SHALL HAVE THE RIGHT TO BRING ACTION, CLAIM OR SUIT FOR DAMAGES, INJUNCTIVE OR OTHER RELIEF UPON ANY BREACH BY CUSTOMER OF THIS CUSTOMER AGREEMENT.

6.   Compliance with Law.  Customer shall not, directly or indirectly, (a)
     -------------------
export or re-export the Software or any technical information about the Software to any country for which the United States Export Administration Act prohibits such export or re-export or requires an export license or other United States governmental approval, unless the appropriate export license or approval has been obtained; or (b) take any action that would cause Licensor or Licensor to be in violation of United States anti-boycott laws under the United States Export Administration Act or the United States Internal Revenue Code, or any regulation thereunder, or United States Foreign Corrupt Practices Act.

7.   Assignment.  This Customer Agreement may be assigned by Licensor or
     ----------
Licensor's designee upon written notice to Customer.

                                   EXHIBIT G
                                   ---------

                         SERVICE AGREEMENT PROVISIONS

                               [To be Attached]

                                   EXHIBIT H
                                   ---------

                                 PRO FORMA P&L

                               [To be Attached]

                                   EXHIBIT I
                                   ---------

                      CSP ADDITIONAL TERMS AND CONDITIONS
                      -----------------------------------

1.  Limited CSP License Grant.  Upon receipt of written notice from Distributor
    -------------------------
informing OPEN MARKET of Distributor's desire to use the Test Bed as a CSP, OPEN MARKET hereby grants Distributor the following non-exclusive, non-transferable, non-assignable, license:

          a. To use the Test Bed, on the computer system on which it was installed by OPEN MARKET, in object code form only, in order to provide transaction services over Internet and/or Satyam network to Merchant Business Customers;

          b. To use the Test Bed, on the computer system on which it was installed by OPEN MARKET, in object code form only, in order to conduct demonstrations to prospective Merchant Business Customers; and

          c. To make one back-up copy of the Test Bed solely for archival or recovery purposes, as long as the production copy is in active use.

For purposes of this Section 1, "Merchant Business Customer" means any merchant business customer of Distributor whose primary business and operations are based in the Territory and which establishes an active account with Distributor in the Test Bed system and is registered appropriately in the Test Bed system account database in order to provide transaction services to buyer consumers using the Test Bed system.

2.  No Implied License.  Distributor acknowledges and agrees that this CSP
    ------------------
License Grant in no way shall be construed to provide to Distributor, or any third party, any express or implied license to use, copy or otherwise exploit the Test Bed or any portion thereof other than as specifically set forth in this Agreement. Without limiting the foregoing, Distributor may not sublicense or otherwise distribute the Test Bed system or any portion thereof to any third party, including any subsidiary or affiliate of Distributor, unless otherwise authorized by OPEN MARKET in writing.

3.  OPEN MARKET Acknowledgement and HTML Link.  Distributor may insert the
    -----------------------------------------
following acknowledgment at the bottom of each Web page presented by Distributor's CSP service to Merchant Business Customers: "This software infrastructure powered by TRANSACT, a product of Open Market, Inc." This text may contain the URL of OPEN MARKET's World Wide Web home page.

4.   Distributor Indemnity.  Distributor shall indemnify, defend and hold OPEN
     ---------------------
MARKET harmless from any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorney's fees) directly or indirectly brought against OPEN MARKET by any Merchant Business Customer or any other third party using Distributor's products or services arising out of Distributor's breach of this Agreement or otherwise in connection with Distributor's use of the Test Bed. Distributor shall have the sole and exclusive authority to defend any such claim or action, provided that (i) Distributor shall immediately notify OPEN MARKET of such claim or action and (ii) Distributor shall keep OPEN MARKET informed of, and shall consult with any independent attorneys appointed by OPEN MARKET at OPEN own expense regarding the progress of such litigation. OPEN MARKET will fully cooperate with Distributor in connection therewith. Distributor may not agree to any settlement that has a material adverse impact upon OPEN MARKET without first obtaining OPEN MARKET's consent, which shall not be unreasonably withheld.

5.   Merchant Business Customer ("Merchant") license fees
     ----------------------------------------------------


                                     *****













II.  Merchant Reporting and Payment Terms
     ------------------------------------

A.   Reporting.  Within five (5) business days of the end of each calendar
     ---------
quarter during the term of this Agreement, Distributor shall furnish Open Market with a report (using the Transaction Report from TRANSACT) for each such quarter setting forth the details of all new Merchants in each tier receiving services from Distributor's Test Bed system including the following information: (i) the number of active accounts in each Tier receiving services from Distributor's Test Bed system at quarter end and (ii) the maximum number of active accounts in each Tier during such quarter. If and when Open Market develops an automated reporting tool to trace merchant details, the parties shall review and mutually agree on use.

B.   Payment. The report shall be accompanied by payment in full of all Merchant
     -------
License Fees for each Merchant in each Tier for each such quarter based upon the Transaction Report. If payment is not made in full at such time, interest shall accrue on monies outstanding from the due date of payments at the lesser of the rate of one percent per month (1%) or the maximum legal rate allowed.

C.   Records/Audit Right.  Distributor shall maintain complete and accurate
     -------------------
records of all documentation relating to the number of Merchants receiving services from Distributor's Test

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Bed system during the term of this Agreement and shall provide Open Market (or its designated independent certified public accountant) with access to such records at Distributor's place of business during normal business hours in order to conduct annual audits of all relevant records upon two (2) weeks advance notice. Audits may not be conducted more frequently than every six (6) months. If such audits should disclose any under-reporting, Distributor shall promptly pay Open Market such amount, together with interest thereon in accordance with subsection (b) above. If the amount under-reported by Distributor is equal to or greater than ten percent (10%) of the total payment due Open Market for the payment period so audited, then the cost of the audit shall be borne by Distributor.